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                                     [LETTERHEAD]


FOR FURTHER INFORMATION:

    AT STANDARD FINANCIAL:   AT THE FINANCIAL RELATIONS BOARD:
    Thomas Ryan              General Inquiries        Analyst Inquiries
    Executive VP/CFO/COO     Bill Murphy              Brendan Fitzpatrick
    (630) 986-7833           (312) 266-7800           (312) 266-7800




    FOR IMMEDIATE RELEASE
    JANUARY 27, 1997

                         STANDARD FINANCIAL SHARE REPURCHASE
                                AUTHORIZATION EXPIRES

    CHICAGO, IL JANUARY 27, 1997 -- STANDARD FINANCIAL, INC. (NASDAQ:STND), the holding company for Standard Federal Bank for savings of Chicago, today announced that the current share repurchase authorization approved by the Company's Board of Directors on July 24, 1996 expired on January 24, 1997.

         In accordance with the parameters set by the Board of Directors, 235,000 shares were repurchased from time to time, since the repurchase was authorized, at the prevailing market price. The purchased stock will be used to fulfill the Company's obligation under a variety of its benefit plans and for general corporate purposes. After the completion of the repurchase, the Company had 16,173,235 million shares of common stock outstanding.

         Headquartered in Chicago, Standard Financial, Inc. is a community-oriented institution offering a variety of retail financial services to meet the needs of the communities it serves. The bank operates 14 full-service offices on the southwest side of Chicago and in the nearby southwestern and western suburbs.

       FOR MORE INFORMATION ON STANDARD FINANCIAL, INC. VIA FACSIMILE AT NO ADDITIONAL COST, SIMPLY DIAL 1-800-PRO-INFO AND SELECT COMPANY CODE
                        NUMBER 186 OR TICKER SYMBOL STND.


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